UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 16, 2017

THE HOWARD HUGHES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34856	36-4673192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

One Galleria Tower
13355 Noel Road, 22nd Floor Dallas, Texas	75240
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 741-7744

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Indenture for 5.375% senior notes due 2025

On March 16, 2017, The Howard Hughes Corporation (the “Company”) issued $800,000,000 in aggregate principal amount of 5.375% Senior Notes due 2025 (the “2025 Notes”) pursuant to an indenture, dated March 16, 2017 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2025 Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and were offered and sold either to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act or to persons outside the United States under Regulation S of the Securities Act.

The 2025 Notes mature on March 15, 2025. Interest accrues on the 2025 Notes at a rate of 5.375% per annum from March 16, 2017, and interest is payable semiannually, on March 15 and September 15 of each year. The first interest payment date is September 15, 2017. The Company may redeem all or part of the 2025 Notes at any time on or after March 15, 2020 at prices set forth in the Indenture plus accrued and unpaid interest up to, but not including, the redemption date. At any time prior to March 15, 2020, the Company may also redeem up to 35% of the 2025 Notes using the proceeds from certain equity offerings. At any time prior to March 15, 2020, the Company may redeem some or all of the 2025 Notes at a price equal to 100% of the principal amount, plus a “make-whole” premium. If the Company sells certain assets or experiences specific kinds of changes in control, the Company will be required to make an offer to purchase the 2025 Notes.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the 2025 Notes then outstanding may declare the entire principal amount of the 2025 Notes, and the interest accrued on such 2025 Notes, to be immediately due and payable.

Supplemental Indenture for 6.875% senior notes due 2021

The Company also announced the early settlement of its previously announced tender offer and consent solicitation on its outstanding 6.875% senior notes due 2021 (the “2021 Notes”), which was commenced on March 2, 2017.  Having received the requisite consents from the holders of the 2021 Notes in the tender offer and consent solicitation, on March 16, 2017 the Company and the Trustee executed a supplemental indenture (the “Supplemental Indenture”) to amend the indenture governing the 2021 Notes.

The provisions of the Supplemental Indenture eliminate substantially all of the restrictive covenants and substantially all of the events of default (other than for failure to make payments and certain bankruptcy or insolvency events), and decrease certain notice periods required for optional redemption of the Notes.

The preceding description of the Indenture, the 2025 Notes and the Supplemental Indenture is a summary and is qualified in its entirety by the Indenture and the form of the Notes, filed as Exhibit 4.1 hereto, and the Supplemental Indenture, filed as Exhibit 4.2 hereto, and are incorporated by reference herein.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation under the Indenture.

Item 3.03.             Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03, insofar as it relates to the Company’s entry into the Supplemental Indenture.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of March 16, 2017 by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 16, 2017 to Indenture dated as of October 2, 2013 by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2017

THE HOWARD HUGHES CORPORATION

	By:	/s/ Peter F. Riley
		Name:	Peter F. Riley
		Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of March 16, 2017 by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of March 16, 2017 to Indenture dated as of October 2, 2013 by and between The Howard Hughes Corporation and Wells Fargo Bank, National Association, as trustee.